Exhibit 1(b)

KENTUCKY UTILITIES COMPANY

$400,000,000

First Mortgage Bonds, 5.450% Series due 2033

UNDERWRITING AGREEMENT

March 9, 2023

Goldman Sachs & Co. LLC

MUFG Securities Americas Inc.

Truist Securities, Inc.

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

c/o	Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

1. Introductory.

Kentucky Utilities Company, a corporation organized under the laws of the Commonwealth of Kentucky and the Commonwealth of Virginia (the “Company”), proposes to issue and sell, and the several Underwriters named in Section 3 hereof (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), propose, severally and not jointly, to purchase, upon the terms and conditions set forth herein, $400,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 5.450% Series due 2033 (the “Bonds”) to be issued under an Indenture, dated as of October 1, 2010 (the “Original Indenture”), between the Company and The Bank of New York Mellon, as trustee thereunder (the “Trustee”), as previously amended and supplemented and as to be further amended and supplemented by Supplemental Indenture No. 9 thereto relating to the Bonds, to be dated as of March 1, 2023 (the “Supplemental Indenture,” and the Original Indenture as so amended and supplemented, the “Indenture”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (No. 333-253290-01) on Form S-3, including the related preliminary prospectus or prospectus, which registration statement became effective upon filing under Rule 462(e) (“Rule 462(e)”) of the rules and regulations of the Commission (the “Securities Act Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement covers the registration of the Bonds under the Securities Act. Promptly after the date of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the Securities Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Bonds that omitted Rule 430B Information (other than a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”) that has not been approved in writing by the Company and the Representatives), including any related prospectus supplement and the documents incorporated by reference therein pursuant to Item 12 of Form S-3, is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments or supplements thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Bonds, including the related prospectus supplement and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date hereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

2. Representations and Warranties.

The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 2(b) hereof and as of the Closing Date referred to in Section 5 hereof, and agrees with each Underwriter as follows:

(a) (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Bonds in reliance on the exemption of Rule 163 of the Securities Act Regulations (“Rule 163”) or made a bona fide offer

(within the meaning of Rule 164(h)(2) of the Securities Act Regulations) and (D) at the date hereof, the Company was and is eligible to register and issue the Bonds as a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Bonds, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g) (2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form;

(b) The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations on February 19, 2021, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Bonds made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations and at the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed and each Prospectus will comply when so filed in all material respects with the Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (including the Final Term Sheet prepared and filed pursuant to Section 6(b) identified on Schedule A hereto), and the Statutory Prospectus (as defined below), considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the time of the filing of the Final Term Sheet, the General Disclosure Package, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:55 p.m., New York City time, on March 9, 2023 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Bonds that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Bonds or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Permitted Free Writing Prospectus” means any free writing prospectus consented to in writing by the Company and the Representatives. For the avoidance of doubt, any free writing prospectus that is not consented to in writing by the Company does not constitute a Permitted Free Writing Prospectus and will not be an Issuer Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Bonds that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds or until any earlier date that the Company notified or notifies the Representatives as described in Section 6(g), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company as set forth in Schedule B hereto by any Underwriter through the Representatives expressly for use therein or to any statements in or omissions from the Statement of Eligibility of the Trustee under the Indenture. At the effective date of the Registration Statement, the Indenture conformed in all material respects to the Trust Indenture Act and the rules and regulations thereunder;

(c) The Company has been duly organized, is validly existing as a corporation in good standing under the laws of the Commonwealths of Kentucky and Virginia, has the power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Bonds, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company;

(d) The Bonds have been duly authorized by the Company and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws or by other laws now or hereafter in effect relating to or affecting the enforcement of mortgagee’s and other creditors’ rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and consideration of public policy, and federal or state securities law limitations on indemnification and contribution (the “Enforceability Exceptions”); the Bonds will be in the forms established pursuant to, and entitled to the benefits of, the Indenture; and the Bonds will conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus;

(e) The Indenture has been duly authorized by the Company; at the Closing Date, the Supplemental Indenture will have been duly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent limited by the Enforceability Exceptions); the Indenture conforms and will conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus; and at the effective date of the Registration Statement, the Indenture was duly qualified under the Trust Indenture Act;

(f) The Company is in compliance in all material respects with its amended and restated articles of incorporation and bylaws;

(g) The Order of the Kentucky Public Service Commission, dated April 14, 2022, as corrected nunc pro tunc by Order, dated April 27, 2022, and as confirmed by the Order dated January 31, 2023, and the Order of the State Corporation Commission of the Commonwealth of Virginia, dated March 29, 2022, have been obtained and are in full force and effect and are sufficient to authorize the issuance and sale by the Company of the Bonds as contemplated by this Agreement, and no further consent, approval, authorization, order, registration or qualification of or with any federal, state or local governmental agency or body or any federal, state or local court is required to be obtained by the Company for the consummation of the transactions contemplated by this Agreement and the Indenture in connection with the offering, issuance and sale of the Bonds by the Company, or the performance by the Company of its obligations hereunder or thereunder, except (i) such as have been obtained or (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Bonds by the Underwriters in the manner contemplated herein and in the General Disclosure Package and the Prospectus;

(h) None of the execution and delivery of this Agreement, the Supplemental Indenture, the issue and sale of the Bonds, or the consummation of any of the transactions herein or therein contemplated, will (i) violate any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company, (ii) breach or violate, or constitute a default under, the Company’s amended and restated articles of incorporation or bylaws, or (iii) breach or violate, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound, except in the case of clauses (i) and (iii), for such violations, breaches or defaults that would not in the aggregate have a material adverse effect on the Company’s ability to perform its obligations hereunder or thereunder;

(i) The consolidated financial statements of the Company, together with the related notes and schedules, each set forth or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder; such audited financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and no material modifications are required to be made to the unaudited interim financial statements for them to be in conformity with generally accepted accounting principles;

(j) This Agreement has been duly and validly authorized, executed and delivered by the Company;

(k) Since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change, or event or occurrence that would result in a material adverse change, in the financial position or results of operations of the Company;

(l) The Company is not, and after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(m) Deloitte & Touche LLP, which has audited certain financial statements of the Company and issued its report with respect to the audited consolidated financial statements and schedules included and incorporated by reference in the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company during the periods covered by its report within the meaning of the Securities Act and the Securities Act Regulations and the standards of the Public Company Accounting Oversight Board (United States);

(n) (i) The Company maintains (A) “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Exchange Act and (B) “internal control over financial reporting” as such term is defined in Rule 13a-15(f) under the Exchange Act;

(ii) The Company evaluated its disclosure controls and procedures as of the end of the period covered by its most recent periodic report filed with the Commission pursuant to Section 13 of the Exchange Act and, based on such evaluation, concluded that the controls and procedures were effective to ensure that material information relating to the Company is recorded, processed, summarized and reported within the time periods specified by the Commission’s rules and forms; and since the date of such evaluation, there have been no significant changes in the Company’s disclosure controls and procedures or in other factors that have come to the Company’s attention that have caused the Company to conclude that such disclosure controls and procedures are ineffective in any material respect for such purposes; and

(iii) The Company assessed the effectiveness of its internal control over financial reporting as of the end of the period covered by its most recent Annual Report on Form 10-K filed with the Commission and, based on such assessment, and except as contemplated in the General Disclosure Package and the Prospectus, concluded that it had effective internal control over financial reporting. Since the date of such assessment, except as contemplated in the General Disclosure Package and the Prospectus, there have been no significant changes in the Company’s internal control over financial reporting or in other factors that have come to the Company’s attention that have caused the Company to conclude that the Company’s internal control over financial reporting was ineffective in any material respect.

(o) (i) The Company has good and sufficient title to the interest and estate of the Company in all real property, and good title to all other property, which is or is to be specifically or generally described or referred to in the Indenture as being subject to the lien thereof, subject only to (A) the lien of the Indenture, (B) Permitted Liens (as defined in the Indenture), and (C) defects and irregularities in title and other Liens (as defined in the Indenture) that in each case are not prohibited by the Indenture and that, in the Company’s judgment, do not, individually or in the aggregate, impair the operation of the Company’s business in any material respect; (ii) the descriptions of all such property contained or referred to in the Indenture are adequate for purposes of the lien purported to be created by the Indenture; (iii) the Indenture (excluding the Supplemental Indenture) constitutes, and, on the Closing Date, the Indenture will constitute, a valid mortgage lien on and security interest in all property which is specifically or generally described or referred to therein as being subject to the lien thereof (other than such property as has been released from the lien of the Indenture in accordance with the terms thereof), subject only to the Liens, defects and irregularities referred to in subparagraph (i) above; and (iv) on and after the Closing Date, the Indenture by its terms will effectively subject to the lien thereof all property located in the Commonwealth of Kentucky acquired by the Company after the Closing Date of the character generally described or referred to in the Indenture as being subject to the lien thereof, subject to (A) defects and irregularities in title existing at the time of such acquisition, (B) Purchase Money Liens (as defined in the Indenture) and any other Liens placed or otherwise existing or placed on such property at the time of such acquisition, (C) with respect to real property, Liens placed thereon following the acquisition thereof by the Company and prior to the recording and filing of a supplemental indenture or other instrument specifically describing such real property and (D) possible limitations arising out of laws relating to preferential transfers of property during certain periods prior to commencement of bankruptcy, insolvency or similar proceedings and to limitations on liens on property acquired by a debtor after the commencement of any such proceedings, and possible claims and taxes of the federal government, and except as otherwise provided in Article Thirteen of the Indenture; it being understood that, if any property were to become subject to the lien of the Indenture by virtue of the “springing lien provisions” contained in the proviso at the end of the definition of “Excepted Property” in the granting clauses of the Indenture, the lien of the Indenture as to such property would be subject to any Liens existing on such property at the time such property became subject to the lien of the Indenture;

(p) On the Closing Date, the Indenture will have been duly recorded or lodged for record as a mortgage of real estate, and any required filings with respect to personal property and fixtures subject to the lien of the Indenture will have been duly made, in each place in which such recording and filing is required to protect, preserve and perfect the lien of the Indenture, and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the filing of financing statements and similar documents and the issuance of the Bonds will have been paid;

(q) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(r) None of the Company or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(s) The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(t) None of the Company or any subsidiary of the Company, or to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any subsidiary is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) (“Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that, at the time of such financing, is the target of Sanctions; and

(u) (i) (A) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data, except as would not, in the case of this clause (i), reasonably be expected to have a material adverse effect on the financial position or results of operations of the Company; (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial position or results of operations of the Company; and (iii) the Company has implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.

Each of you, as one of the several Underwriters, represents and warrants to, and agrees with, the Company, its directors and such of its officers as shall have signed the Registration Statement, and to each other Underwriter, that the information set forth in Schedule B hereto furnished to the Company by or through you or on your behalf expressly for use in the Registration Statement or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

3. Purchase and Sale of Bonds.

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein contained, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 99.122% of the principal amount thereof, plus accrued interest, if any, from the date of first authentication of the Bonds to the Closing Date (as hereinafter defined), the respective principal amounts of the Bonds set forth below opposite the names of such Underwriters.

Underwriters	Principal Amount of Bonds
Goldman Sachs & Co. LLC	$80,000,000
MUFG Securities Americas Inc.	$80,000,000
Truist Securities, Inc.	$80,000,000
Wells Fargo Securities, LLC	$80,000,000
BMO Capital Markets Corp.	$20,000,000
BNY Mellon Capital Markets, LLC	$20,000,000
TD Securities (USA) LLC	$20,000,000
Academy Securities, Inc.	$4,000,000
AmeriVet Securities, Inc.	$4,000,000
MFR Securities, Inc.	$4,000,000
Mischler Financial Group, Inc.	$4,000,000
Siebert Williams Shank & Co., LLC	$4,000,000
Total	$400,000,000

4. Offering of the Bonds.

The several Underwriters agree that as soon as practicable, in their judgment, they will make an offering of their respective portions of the Bonds in accordance with the terms set forth in the General Disclosure Package and the Prospectus.

5. Delivery and Payment.

The Bonds will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Bonds to you against payment by you of the purchase price therefor (such delivery and payment herein referred to as the “Closing”) by wire transfer of immediately available funds to the Company’s account specified by the Company in writing to Wells Fargo Securities, LLC not later than two

(2) Business Days prior to the Closing Date, by 10:00 a.m., New York City time, on the Closing Date. Such payment shall be made upon delivery of the Bonds for the account of Wells Fargo Securities, LLC at DTC. The Bonds so to be delivered will be in fully registered form in such authorized denominations as established pursuant to the Indenture. The Company will make the Bonds available for inspection by you at the office of The Bank of New York Mellon, 101 Barclay Street, 7th Floor, New York, New York 10286, Attention: Corporate Trust Administration, not later than 10:00 a.m., New York City time, on the Business Day next preceding the Closing Date. “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York.

Each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not and will not make any offer relating to the Bonds that would constitute or use an “issuer free writing prospectus” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations that would be required to be filed with the Commission, other than information contained in the Final Term Sheet prepared in accordance with Section 6(b).

The term “Closing Date” wherever used in this Agreement shall mean March 20, 2023, or such other date (i) not later than the seventh full Business Day thereafter as may be agreed upon in writing by the Company and you, or (ii) as shall be determined by postponement pursuant to the provisions of Section 10 hereof.

6. Certain Covenants of the Company.

The Company covenants and agrees with the several Underwriters:

(a) Subject to Section 6(b), to comply with the requirements of Rule 430B and to notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Bonds shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any notice objecting to its use or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Bonds for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Bonds. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Bonds within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or in an exhibit to a prospectus filed pursuant to Rule 424(b)).

(b) To give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Bonds or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives shall reasonably object in writing. The Company will give the Representatives notice of its intention to make any such filing pursuant to the Exchange Act, Securities Act or Securities Act Regulations from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives shall reasonably object in writing. The Company will prepare a final term sheet (the “Final Term Sheet”) substantially in the form attached as Annex I hereto reflecting the final terms of the Bonds, and shall file such Final Term Sheet as an “Issuer Free Writing Prospectus” in accordance with Rule 433; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives shall reasonably object in writing.

(c) To furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act, as many copies of the Prospectus and any amendments and supplements thereto as each Underwriter may reasonably request.

(d) That before amending and supplementing the preliminary prospectus or the Prospectus, it will furnish to the Representatives a copy of each such proposed amendment or supplement and that it will not use any such proposed amendment or supplement to which the Representatives reasonably object in writing.

(e) To use its best efforts to qualify the Bonds and to assist in the qualification of the Bonds by you or on your behalf for offer and sale under the securities or “blue sky” laws of such jurisdictions as you may designate, to continue such qualification in effect so long as required for the distribution of the Bonds and to reimburse you for any expenses (including filing fees and fees and disbursements of counsel) paid by you or on your behalf to qualify the Bonds for offer and sale, to continue such qualification, to determine its eligibility for investment and to print any preliminary or supplemental “blue sky” survey or legal investment memorandum relating thereto; provided that the Company shall not be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Bonds, or to meet any other requirement in connection with this paragraph (e) deemed by the Company to be unduly burdensome;

(f) To promptly deliver to you a true and correct copy of the Registration Statement as originally filed and of all amendments thereto heretofore or hereafter filed, including conformed copies of all exhibits except those incorporated by reference, and such number of conformed copies of the Registration Statement (but excluding the exhibits), each related preliminary prospectus, the Prospectus, and any amendments and supplements thereto, as you may reasonably request;

(g) If at any time prior to the completion of the sale of the Bonds by the Underwriters (as determined by the Representatives), any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 6, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Prospectus to the several Underwriters without charge in such quantities as they may reasonably request; provided that the expense of preparing and filing any such amendment or supplement to the Prospectus (x) that is necessary in connection with such a delivery of a supplemented or amended Prospectus more than nine months after the date of this Agreement or (y) that relates solely to the activities of any Underwriter shall be borne by the Underwriter or Underwriters or the dealer or dealers requiring the same; and provided further that you shall, upon inquiry by the Company, advise the Company whether or not any Underwriter or dealer which shall have been selected by you retains any unsold Bonds and, for the purposes of this subsection (g), the Company shall be entitled to assume that the distribution of the Bonds has been completed when they are advised by you that no such Underwriter or dealer retains any Bonds. If at any time following issuance of an Issuer Free Writing Prospectus, there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement (or any other registration statement related to the Bonds) or the Statutory Prospectus or any preliminary prospectus would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h) As soon as practicable, to make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the “effective date of the registration statement” within the meaning of Rule 158 under the Securities Act which will satisfy the provisions of Section 11(a) of the Securities Act;

(i) To pay or bear (i) all expenses in connection with the matters herein required to be performed by the Company, including all expenses (except as provided in Section 6(g) above) in connection with the preparation and filing of the Registration Statement, the General Disclosure Package and the Prospectus, and any amendment or supplement thereto, and the furnishing of copies thereof to the Underwriters, and all audits, statements or reports in connection therewith, and all expenses in connection with the issue and delivery of the Bonds to the Underwriters at the place designated in Section 5 hereof, any fees and expenses relating to the eligibility and issuance of the Bonds in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Bonds, all federal and state taxes (if any) payable (not including any transfer taxes) upon the original issue of the Bonds; (ii) all expenses in connection with the printing, reproduction and delivery of this Agreement and the printing, reproduction and delivery of any preliminary prospectus and each Prospectus, and (except as provided in Section 6(g) above) any amendment or supplement thereto, to the Underwriters; (iii) any and all fees payable in connection with the rating of the Bonds; (iv) all costs and expenses relating to the creation, filing or perfection of the security interests under the Indenture; and (v) the reasonable fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Bonds;

(j) During the period from the date of this Agreement through the Closing Date, the Company shall not, without the Representatives’ prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Bonds, any security convertible into or exchangeable into or exercisable for Bonds or any debt securities substantially similar to the Bonds (except for the Bonds issued pursuant to this Agreement); and

(k) The Company represents and agrees that, unless it obtains the prior consent of the Representatives (such consent not to be unreasonably withheld), it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping in accordance with the Securities Act Regulations.

7. Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters to purchase and pay for the Bonds on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date of this Agreement and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) You shall have received a certificate, dated the Closing Date, of an executive officer or financial or accounting officer of the Company and Tadd J. Henninger, Vice President- Finance of PPL Services Corporation and Authorized Signatory for the Company, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects as of the Closing Date, (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending by the

Commission, and (iv) subsequent to the date of the latest financial statements in the General Disclosure Package and the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company except as set forth or contemplated in the General Disclosure Package and the Prospectus.

(b) You shall have received letters, dated the date of this Agreement and the Closing Date, in form and substance reasonably satisfactory to the Representatives, from Deloitte & Touche LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters”, with respect to the Company.

(c) The Registration Statement shall have become effective and, on the Closing Date, no stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Bonds within the time period required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or in an exhibit to a prospectus filed pursuant to Rule 424(b).

(d) Subsequent to the execution of this Agreement, there shall not have occurred (i) any material adverse change not contemplated by the General Disclosure Package or the Prospectus (as it exists on the date hereof) in or affecting particularly the business or properties of the Company which, in your judgment, materially impairs the investment quality of the Bonds; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general banking moratorium declared by federal or New York authorities or a material disruption in securities settlement, payment or clearance services in the United States; (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your reasonable judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical and inadvisable to proceed with completion of the sale of and payment for the Bonds and you shall have made a similar determination with respect to all other underwritings of debt securities of utility or energy companies in which you are participating and have a contractual right to make such a determination; or (v) any decrease in the ratings of the Bonds by S&P Global Ratings, a division of S&P Global Inc., or Moody’s Investors Service, Inc. or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Bonds.

(e) At or before the Closing Date, the Kentucky Public Service Commission and the State Corporation Commission of the Commonwealth of Virginia and any other regulatory authority whose consent or approval shall be required for the issue and sale of the Bonds by the Company shall have taken all requisite action, or all such requisite action shall be deemed in fact and law to have been taken, to authorize such issue and sale on the terms set forth in the Prospectus.

(f) You shall have received from John P. Fendig, Corporate Secretary and Senior Counsel of the Company, or such other counsel for the Company as may be acceptable to you, an opinion in form and substance satisfactory to you, dated the Closing Date and addressed to you, as Representatives of the Underwriters, substantially to the effect that:

(i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Kentucky and the Commonwealth of Virginia, with power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus;

(ii) The Bonds have been duly authorized, executed and delivered by the Company and, assuming due authentication and delivery by the Trustee in the manner provided for in the Indenture and delivery against payment therefor, are valid and legally binding obligations of the Company entitled to the benefits and security of the Indenture, enforceable against the Company in accordance with their terms (except to the extent limited by the Enforceability Exceptions);

(iii) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent limited by the Enforceability Exceptions);

(iv) The Company has good and sufficient title to the interest and estate of the Company in all real property which is or is to be specifically or generally described or referred to in the Indenture as being subject to the lien thereof, subject only to (A) the lien of the Indenture, (B) Permitted Liens (as defined in the Indenture), and (C) defects and irregularities in title and other Liens (as defined in the Indenture) that in each case are not prohibited by the Indenture and that, in the judgment of such counsel, do not individually or in the aggregate, impair the operation of the Company’s business in any material respect;

(v) The descriptions of all such property contained or referred to in the Indenture are adequate for purposes of the lien purported to be created by the Indenture;

(vi) The Indenture constitutes a valid mortgage lien on and security interest in all property which is specifically or generally described or referred to therein as being subject to the lien thereof (other than such property as has been released from the Lien of the Indenture in accordance with the terms thereof), subject only to the Liens, defects and irregularities referred to in subparagraph (iv) above;

(vii) The Indenture by its terms will effectively subject to the lien thereof all property located in the Commonwealth of Kentucky acquired by the Company after the Closing Date of the character generally described or referred to in the Indenture as being subject to the lien thereof, subject to (A) defects and irregularities in title existing at the time of such acquisition, (B)

Purchase Money Liens (as defined in the Indenture) and any other Liens placed or otherwise existing on such property at the time of such acquisition, (C) with respect to real property, Liens placed thereon following the acquisition thereof by the Company and prior to the recording and filing of a supplemental indenture or other instrument specifically describing such real property and (D) possible limitations arising out of laws relating to preferential transfers of property during certain periods prior to commencement of bankruptcy, insolvency or similar proceedings and to limitations on liens on property acquired by a debtor after the commencement of any such proceedings, and possible claims and taxes of the federal government, and except as otherwise provided in Article Thirteen of the Indenture; it being understood that, if any property were to become subject to the lien of the Indenture by virtue of the “springing lien” provisions contained in the proviso at the end of the definition of “Excepted Property” in the granting clauses of the Indenture, the lien of the Indenture as to such property would be subject to any Liens existing on such property at the time such property became subject to the Lien of the Indenture;

(viii) The Indenture has been duly recorded or lodged for record as a mortgage of real estate, and any required filings with respect to personal property and fixtures subject to the lien of the Indenture have been duly made, in each place in which such recording and filing is required to protect, preserve and perfect the lien of the Indenture, and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the filing of financing statements and similar documents and the issuance of the Bonds have been paid;

(ix) The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and (1) such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which are not described, or of any contracts or documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required and (2) nothing has come to the attention of such counsel that would lead such counsel to believe either that the Registration Statement, at its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the General Disclosure Package, as of the Applicable Time, or that the Prospectus, as supplemented, as of the date of this Agreement and as of the Closing Date, contained or contains any untrue statement of a material fact or omits or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained or incorporated by reference in, or omitted from the Registration Statement, the General Disclosure Package or the Prospectus;

(x) None of the execution and delivery of this Agreement, the Supplemental Indenture, the issue and sale of the Bonds, or the consummation of any of the transactions herein or therein contemplated, will (i) violate any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality known to such counsel to be applicable to the Company, (ii) breach or violate, or constitute a default under, the Company’s amended and restated articles of incorporation or bylaws, or (iii) breach or violate, or constitute a default under, any material agreement or instrument known to such counsel to which the Company is a party or by which it is bound, except in the case of clauses (i) and (iii), for such violations, breaches or defaults that would not in the aggregate have a material adverse effect on the Company’s ability to perform its obligations hereunder or thereunder;

(xi) This Agreement has been duly authorized, executed and delivered by the Company;

(xii) The Order of the Kentucky Public Service Commission, dated April 14, 2022, as corrected nunc pro tunc by Order, dated April 27, 2022, and as confirmed by the Order dated January 31, 2023, and the Order of the State Corporation Commission of the Commonwealth of Virginia, dated March 29, 2022, have been obtained and are in full force and effect and are sufficient to authorize the issuance and sale by the Company of the Bonds as contemplated by this Agreement, and no further consent, approval, authorization, order, registration or qualification of or with any federal, state or local governmental agency or body or any federal, state or local court is required to be obtained by the Company for the consummation of the transactions contemplated by this Agreement and the Indenture in connection with the offering, issuance and sale by the Company of the Bonds, or the performance by the Company of its obligations hereunder or thereunder, except (i) such as have been obtained or (ii) such as may be required under the blue sky laws of any jurisdiction; and

(xiii) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and except where the failure to hold such is not reasonably expected to have a material adverse effect on the Company’s operations, the Company holds all franchises, certificates of public convenience, licenses and permits (some of which expire at various dates and some of which are without time limit) necessary to carry on the utility business in which it is engaged.

In expressing any of the foregoing opinions (other than the opinions in paragraph (ix) above), the Corporate Secretary and Senior Counsel of the Company (or such other counsel for the Company) may rely on opinions, dated the Closing Date, of Bracewell LLP, Stoll Keenon Ogden PLLC, special counsel to the Company, and in the case of the opinions in paragraphs (iv) to (viii) above, the Corporate Secretary and Senior Counsel of the Company (or such other counsel as the case may be) shall rely, in part, on such opinion of Stoll Keenon Ogden PLLC. Copies of the opinion of Stoll Keenon Ogden PLLC shall be delivered to the Underwriters and the Underwriters and Counsel for the Underwriters shall be entitled to rely on such opinions.

(g) You shall have received from Bracewell LLP, special counsel to the Company, an opinion in form and substance satisfactory to you, dated the Closing Date and addressed to you, as Representatives of the Underwriters, substantially to the effect that:

(i) The Bonds have been duly authorized, executed and delivered by the Company and, assuming due authentication and delivery by the Trustee in the manner provided for in the Indenture and delivery against payment therefor, are valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (except to the extent limited by the Enforceability Exceptions) and are entitled to the benefits and security of the Indenture;

(ii) The Indenture has been duly authorized, executed and delivered by the Company, has been qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent limited by the Enforceability Exceptions);

(iii) This Agreement has been duly authorized, executed and delivered by the Company;

(iv) (1) The Registration Statement has become effective under the Securities Act, and any preliminary prospectus included in the General Disclosure Package at the Applicable Time and the Prospectus were filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date or dates specified therein, and the Issuer General Use Free Writing Prospectus described in Schedule A attached hereto was filed with the Commission pursuant to Rule 433 on the date specified in such opinion; (2) to the knowledge of such counsel based solely upon a review of the page entitled “Stop Orders” on the Commission’s website, as of the date of such review, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted under the Securities Act; (3) the Registration Statement, as of its effective date, the Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder; and (4) no facts have come to the attention of such counsel that cause such counsel to believe either that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or that the Prospectus, as supplemented, as of the date of this Agreement and as it shall have been amended or supplemented, as of the Closing Date, contained or contains any untrue statement of a material fact or omits or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and other financial or statistical data, or management’s assessment of the effectiveness of the Company’s internal controls, contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus;

(v) No consent, approval, authorization or other order of any public board or body of the United States or the State of New York (except for the registration of the Bonds under the Securities Act and the qualification of the Indenture under the Trust Indenture Act and other than in connection or compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which such counsel need express no opinion) is legally required for the authorization of the issuance of the Bonds in the manner contemplated herein and in the General Disclosure Package and the Prospectus;

(vi) The statements in the General Disclosure Package and the Prospectus under the caption “Description of the Bonds”, insofar as they purport to constitute summaries of certain terms of the Indenture and the Bonds, constitute accurate summaries of such terms in all material respects;

(vii) The statements in the General Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences”, to the extent such statements purport to constitute summaries of certain provisions of United States federal income tax law or legal conclusions with respect thereto, subject to the assumptions, qualifications and limitations therein, are accurate in all material respects; and

(viii) The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In rendering such opinion, Bracewell LLP may rely as to matters governed by Kentucky or Virginia law upon the opinion of the Corporate Secretary and Senior Counsel of the Company or such other counsel referred to in Section 7(f).

(h) You shall have received from Hunton Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions in form and substance satisfactory to you, dated the Closing Date, with respect to matters as you may require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Hunton Andrews Kurth LLP may rely as to matters governed by Kentucky or Virginia law upon the opinion of the Corporate Secretary and Senior Counsel of the Company referred to above or the opinion of any special counsel referred to above; and

(i) You shall have received from the Company a copy of the rating letters from S&P Global Ratings, a division of S&P Global Inc., or Moody’s Investors Service, Inc. assigning ratings on the Bonds not lower than those included in the General Disclosure Package or other evidence reasonably satisfactory to the Representatives of such ratings.

The Company will furnish you as promptly as practicable after the Closing Date with such conformed copies of such opinions, certificates, letters and documents as you may reasonably request.

In case any such condition shall not have been satisfied, this Agreement may be terminated by you upon notice in writing or by telegram to the Company without liability or obligation on the part of the Company or any Underwriter, except as provided in Sections 6(e), 6(i), 9, 11 and 14 hereof.

8. Conditions of Company’s Obligations.

The obligations of the Company to sell and deliver the Bonds on the Closing Date are subject to the following conditions:

(a) At the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceeding therefor shall have been instituted or, to the knowledge of the Company, shall be contemplated.

(b) At or before the Closing Date, the Kentucky Public Service Commission and the State Corporation Commission of the Commonwealth of Virginia and any other regulatory authority whose consent or approval shall be required for the issue and sale of the Bonds by the Company shall have taken all requisite action, or all such requisite action shall be deemed in fact and law to have been taken, to authorize such issue and sale on the terms set forth in the Prospectus.

If any such conditions shall not have been satisfied, then the Company shall be entitled, by notice in writing or by telegram to you, to terminate this Agreement without any liability or obligation on the part of the Company or any Underwriter, except as provided in Sections 6(e), 6(i), 9, 11 and 14 hereof.

9. Indemnification and Contribution.

(a) The Company agrees that it will indemnify and hold harmless each Underwriter and the officers, directors, partners, members, employees, agents and affiliates of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act (each “an indemnified party”), against any loss, expense, claim, damage or liability to which, jointly or severally, such Underwriter, indemnified party or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading and, except as hereinafter in this Section 9 provided, the Company agrees to reimburse each indemnified party for any reasonable legal or other expenses as incurred by such indemnified party in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to the Company as set forth in Schedule B hereto by or through you on behalf of any Underwriter expressly for use in any such document or arises out of, or is based on, statements or omissions from the part of the Registration Statement which shall constitute the Statement of Eligibility under the Trust Indenture Act of the Trustee under the Indenture.

(b) Each Underwriter, severally and not jointly, agrees that it will indemnify and hold harmless the Company and its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Company as set forth in Schedule B hereto by or through you on behalf of such Underwriter expressly for use in any such document; and, except as hereinafter in this Section 9 provided, each Underwriter, severally and not jointly, agrees to reimburse the Company and its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.

(c) Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 9, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under subsection (a) or (b) of this Section 9. In the case of any such notice to an indemnifying party, the indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party that is a defendant in the suit. In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that in no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Bonds.

(d) If any Underwriter or person entitled to indemnification by the terms of subsection (a) of this Section 9 shall have given notice to the Company of a claim in respect thereof pursuant to subsection (c) of this Section 9, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 9 or if such claim is unavailable under controlling precedent, such Underwriter or person shall be entitled to contribution from the Company for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which such Underwriter or person is entitled, there shall be considered the relative benefits received by such Underwriter or person and the Company from the offering of the Bonds that were the subject of the claim for indemnification (taking into account the portion of the proceeds of the offering realized by each), the Underwriter or person’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).

(e) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.

(f) The indemnity and contribution provided for in this Section 9 and the representations and warranties of the Company and the several Underwriters set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company or their respective directors or officers, (ii) the acceptance of any Bonds and payment therefor under this Agreement, and (iii) any termination of this Agreement.

10. Default of Underwriters.

If any Underwriter or Underwriters default in their obligations to purchase Bonds hereunder, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Bonds by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the other Underwriters shall be obligated, severally in the proportion which their respective commitments hereunder bear to the total commitment of the non-defaulting Underwriters, to purchase the Bonds which such defaulting Underwriter or Underwriters agreed but failed to purchase. In the event that any Underwriter or Underwriters default in their obligations to purchase Bonds hereunder, the Company may by prompt written notice to non-defaulting Underwriters postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve an Underwriter from liability for its default.

11. Survival of Certain Representations and Obligations.

The respective indemnities, agreements, representations and warranties of the Company and of or on behalf of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Bonds. If for any reason the purchase of the Bonds by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6, and the respective obligations of the Company and the Underwriters pursuant to Section 9 hereof shall remain in effect.

12. Notices.

The Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of each of the Underwriters if the same shall have been made or given by you jointly. All statements, requests, notices, consents and agreements hereunder shall be in writing, or by facsimile subsequently confirmed in writing, and, if to the Company, shall be sufficient in all respects if delivered or mailed to the Company c/o PPL Services Corporation at Two North Ninth Street (GENTW14), Allentown, Pennsylvania 18101, Attn: Tadd J. Henninger (Facsimile: 610-774-2658) or at the following email address: invserv@pplweb.com, with a copy to the Company at One Quality Street Lexington, Kentucky 40507, Attn: Law Department (Facsimile: 502-627-3367), and, if to you, shall be sufficient in all respects if delivered or mailed to you at the address set forth on the first page hereof (a copy of which shall be sent to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group, Facsimile: 646-434-3455, Truist Securities, Inc. 3333 Peachtree Road NE, Atlanta, Georgia 30326, Facsimile: 404-926-5027, Attention: Investment Grade Capital Markets or Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, North Carolina 28202, Attention: Transaction Management, E-mail: tmgcapitalmarkets@wellsfargo.com); provided, however, that any notice to an Underwriter pursuant to Section 9 hereof will also be delivered or mailed to such Underwriter at the address, if any, of such Underwriter furnished to the Company in writing for the purpose of communications hereunder.

13. USA Patriot Act Compliance.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. Parties in Interest.

This Agreement shall inure solely to the benefit of the Company and the Underwriters and, to the extent provided in Section 9 hereof, to any indemnified party or any person who controls any Underwriter, to the officers and directors of the Company, and to any person who controls the Company, and their respective successors. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term “successor” shall not include any assignee of an Underwriter (other than one who shall acquire all or substantially all of such Underwriter’s business and properties), nor shall it include any purchaser of Bonds from any Underwriter merely because of such purchase.

15. No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (a) the purchase and sale of the Bonds pursuant to this Agreement, including the determination of the public offering price of the Bonds and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and (f) the Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including its respective stockholders, creditors or employees.

16. Representation of Underwriters.

Any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

17. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18. Effectiveness.

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

19. Waiver of Jury Trial.

The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Headings.

The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21. Applicable Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purpose of this Section 22(i), (A) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) the term “U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the several Underwriters in accordance with its terms.

Yours very truly,

KENTUCKY UTILITIES COMPANY

By:	/s/ Tadd J. Henniger
Name: Tadd J. Henninger
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby

confirmed and accepted as of the date first above written.

GOLDMAN SACHS & CO. LLC

By:	/s/ Kevin Dirkse
Name: Kevin Dirkse
Title:	Managing Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Maheen Baig
Name: Maheen Baig
Title:	Managing Director

TRUIST SECURITIES, INC.

By:	/s/ Robert Nordlinger
Name: Robert Nordlinger
Title:	Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title:	Managing Director

Acting severally on behalf of
themselves and as Representatives of
the several Underwriter named in
Section 3 hereof.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Issuer General Use Free Writing Prospectus

1. Final Terms and Conditions, dated March 9, 2023, for $400,000,000 aggregate principal amount of First Mortgage Bonds, 5.450% Series due 2033 filed with the Commission by the Company pursuant to Rule 433 under the Securities Act, a form of which is included herein as Annex I.

Section A

SCHEDULE B

Information Represented and Warranted by the Underwriters

Pursuant to Section 2 of the Underwriting Agreement

1.	The third paragraph under the caption “Underwriting (Conflicts of Interest)” in the Prospectus related to the initial public offering price and selling concessions;

2.	The second and third sentences of the fourth paragraph under the caption “Underwriting (Conflicts of Interest)” in the Prospectus related to the market making;

3.	The fifth, sixth and seventh paragraphs under the caption “Underwriting (Conflicts of Interest)” in the Prospectus related to short sales, stabilizing transactions and short covering transactions; and

4.	The eleventh and twelfth paragraphs under the caption “Underwriting (Conflicts of Interest)” in the Prospectus related to activities of the Underwriters.

Schedule B

Annex I

Form of Final Term Sheet

KENTUCKY UTILITIES COMPANY

$400,000,000 FIRST MORTGAGE BONDS, 5.450% SERIES DUE 2033

Issuer:	Kentucky Utilities Company

Issuance Format:	SEC Registered

Trade Date:	March 9, 2023

Settlement Date:	March 20, 2023 (T+7)*

Title/Bonds:	First Mortgage Bonds, 5.450% due 2033

Principal Amount:	$400,000,000

Stated Maturity Date:	April 15, 2033

Interest Payment Dates:	April 15 and October 15, commencing October 15, 2023

Annual Interest Rate:	5.450%

Price to Public:	99.772% of the principal amount

Benchmark Treasury:	3.50% due February 15, 2033

Benchmark Treasury Yield:	3.929%

Spread to Benchmark Treasury:	+155 basis points

Yield to Maturity:	5.479%

Optional Redemption:	Prior to January 15, 2033 (the “Par Call Date”), the Bonds will be redeemable, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Bonds matured on the Par Call Date) on a semi-annual basis at the Treasury Rate plus 25 basis points less (b) interest accrued to the Redemption Date, and (2) 100% of the principal amount of the Bonds to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date. On or after the Par Call Date, the Bonds will be redeemable at a redemption price equal to 100% of the principal amount of the Bonds being redeemed, plus accrued and unpaid interest to the Redemption Date.

Use of Proceeds:	We intend to use the net proceeds of this offering to repay short-term debt and for other general corporate purposes, which may include repayment of our $300 million borrowing under our Term Loan Credit Agreement dated July 2022. At December 31, 2022, we had $101 million of outstanding short-term debt, including commercial paper borrowings, bearing interest at a weighted average interest rate of 4.90%. The loan under the Term Loan Credit Agreement bears interest at floating rates based on the Secured Overnight Financing Rate published by the NY Federal Reserve and matures in July 2024.

CUSIP / ISIN:	491674 BN6 / US491674BN65

Joint Book-Running Managers:	Goldman Sachs & Co. LLC MUFG Securities Americas Inc. Truist Securities, Inc. Wells Fargo Securities, LLC

Co-Managers:

BMO Capital Markets Corp.

BNY Mellon Capital Markets, LLC

TD Securities (USA) LLC

Academy Securities, Inc.

AmeriVet Securities, Inc.

MFR Securities, Inc.

Mischler Financial Group, Inc.

Siebert Williams Shank & Co., LLC

Expected Ratings:**	Intentionally Omitted

*

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Bonds on the date hereof or the next 4 succeeding business days will be required, by virtue of the fact that the Bonds initially will settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Bonds who wish to trade the Bonds on the date hereof or the next 4 succeeding business days should consult their advisors.

**

Note: Each security rating agency has its own methodology for assigning ratings. Security ratings are not recommendations to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Capitalized terms used and not defined herein have the meanings assigned in the issuer’s Preliminary Prospectus Supplement, dated March 9, 2023.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC toll-free at 1-866-471-2526, MUFG Securities Americas Inc. toll-free at 1-877-649-6848, Truist Securities, Inc. toll-free at 1-800-685-4786 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.